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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Veeco Instruments Inc. and Subsidiaries (the "Company"):

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the Registration Statement (Form S-8 No. 333-39156) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan;

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the Registration Statement (Form S-8 No. 333-66574) pertaining to amendments to the Veeco Instruments Inc. 2000 Stock Option Plan;

•
the Registration Statement (Form S-8 No. 333-88946) pertaining to the offer and sale of 2,200,000 shares of common stock under the 2000 Stock Option Plan;

•
the Registration Statement (Form S-8 No. 333-107845) pertaining to the offer and sale of 630,000 shares of common stock under the 2000 Stock Option Plan;

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the Registration Statement (Form S-8 No. 333-127235) pertaining to the offer and sale of 2,000,000 shares of common stock under the 2000 Stock Incentive Plan;

•
the Registration Statement (Form S-8 No. 333-127240) pertaining to the offer and sale of 1,500,000 shares of common stock under the 2000 Stock Incentive Plan; and

•
the Registration Statement (Form S-8 No. 333-166852) pertaining to Veeco Instruments, Inc. 2010 Stock Incentive Plan

of our reports dated November 3, 2013, with respect to the consolidated financial statements and schedule of the Company and the effectiveness of internal control over financial reporting of the Company included in this Annual Report (Form 10-K) of the Company for the year ended December 31, 2012.

/s/ Ernst & Young LLP

New York, New York
November 3, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm